UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2007

VALENTIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

533 Airport Blvd., Suite 400, Burlingame, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 697-1900

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

See the disclosure set forth under Item 5.02(e), which is incorporated by reference into this Item 1.01.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On June 25,2007, Valentis, Inc. (“Valentis”), upon approval of its Board of Directors, issued Benjamin F. McGraw, III, Pharm.D., Valentis’ Chief Executive Officer, President and Treasurer, a promissory note in the amount of One Hundred Seventy-Six Thousand Dollars ($176,000) (the “Note”) in lieu of bonus compensation owed to Dr. McGraw. The Note bears interest at the rate of five percent (5.0%) per annum, may be prepaid by Valentis in full or in part at any time without premium or penalty and is due and payable in full on December 25, 2007.

Item 8.01       Other Events.

On June 28, 2007, Valentis temporarily adjourned the annual meeting of its stockholders until 10:00 a.m., Pacific time, on Thursday, July 12, 2007, in order to provide Valentis with additional time to obtain a quorum. No business was transacted prior to the adjournment. The meeting on July 12, 2007 will be held at Valentis’ offices at 533 Airport Blvd., Suite 400, Burlingame, California.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 28, 2007, announcing Valentis’ adjournment of its annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENTIS, INC.

/s/ Benjamin F. McGraw, III
June 28, 2007	Benjamin F. McGraw, III, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 28, 2007, announcing Valentis’ adjournment of its annual meeting of stockholders.